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As filed with the Securities and Exchange Commission on December 14, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFFYMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	77-0579396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4001 Miranda Avenue
Palo Alto, CA 94304
(650) 812-8700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arlene M. Morris
President and Chief Executive Officer
4001 Miranda Avenue
Palo Alto, CA 94304
(650) 812-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laura A. Berezin, Esq. Barbara A. Kosacz, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Bruce K. Dallas, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-136125

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.001 per share	230,000(1)	$25.00	$5,750,000.00	$615.25

(1)
Includes 30,000 shares subject to the underwriters' over-allotment option.

Explanatory Note

        This registration statement relates to the Registration Statement on Form S-1, Securities and Exchange Commission File No. 333-136125 (the "Prior Registration Statement") and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and Instruction V to Form S-1, solely to increase the number of shares of the Registrant's common stock registered under the Prior Registration Statement by 230,000 shares. The contents of the Prior Registration Statement are hereby incorporated by reference.

CERTIFICATION

        The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on December 15, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than December 15, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 14th day of December, 2006.

AFFYMAX, INC.
By:	/s/ PAUL B. CLEVELAND Paul B. Cleveland Executive Vice President, Corporate Development and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ARLENE M. MORRIS* Arlene M. Morris	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	December 14, 2006
/s/ PAUL B. CLEVELAND* Paul B. Cleveland	Executive Vice President, Corporate Development and Chief Financial Officer (Principal Financial Officer)	December 14, 2006
/s/ ALI MAHDAVI* Ali Mahdavi	Vice President, Finance and Administration (Principal Accounting Officer)	December 14, 2006
/s/ JOHN P. WALKER* John P. Walker	Member of the Board of Directors	December 14, 2006
/s/ NICHOLAS G. GALAKATOS, PH.D.* Nicholas G. Galakatos, Ph.D.	Member of the Board of Directors	December 14, 2006
/s/ KATHLEEN LAPORTE* Kathleen LaPorte	Member of the Board of Directors	December 14, 2006
/s/ ELIZABETH CZEREPAK* Elizabeth Czerepak	Member of the Board of Directors	December 14, 2006
/s/ HIRONORI HOZOJI* Hironori Hozoji	Member of the Board of Directors	December 14, 2006
/s/ R. LEE DOUGLAS* R. Lee Douglas	Member of the Board of Directors	December 14, 2006

/s/ TED W. LOVE* Ted W. Love	Member of the Board of Directors	December 14, 2006
/s/ DANIEL K. SPIEGELMAN* Daniel K. Spiegelman	Member of the Board of Directors	December 14, 2006
*By:	/s/ PAUL B. CLEVELAND Paul B. Cleveland Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Document
5.1		Opinion of Cooley Godward Kronish LLP
23.1		Consent of independent registered public accounting firm
23.2		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1
24.1	†	Power of Attorney
†
Incorporated by reference from Exhibit 24.1 to the Registration Statement on Form S-1 of the Registrant, File No. 333-136125.

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CALCULATION OF REGISTRATION FEE
Explanatory Note
CERTIFICATION
SIGNATURES
EXHIBIT INDEX